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                                                                EXHIBIT 99



SAGA [LOGO]
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    COMMUNICATIONS, INC.
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    73 KERCHEVAL AVENUE
 GROSSE POINTE FARMS, MI 48236
       (313) 886-7070
   FAX (313) 886-7150




             SAGA CLOSES ON ACQUISITIONS OF FOUR RADIO STATIONS AND
                         A $110 MILLION CREDIT FACILITY


                                                                 CONTACT:
                                                                 Norm McKee
                                                                 (313)-886-7070

Grosse Pointe Farms, MI - June 24, 1996 -- Saga Communications, Inc. (AMEX-SGA) today announced that it had closed on its acquisition of radio stations WNAX AM/FM in Yankton, South Dakota for approximately $7 million and WPOR AM/FM in Portland, Maine for approximately $10 million.

In addition to the closing of these acquisitions, the Company signed a new $110 million credit facility. The credit facility was provided by a bank group led by The First National Bank of Boston as agent and The Bank of New York as co-agent, and includes Fleet Bank, N.A.; Mellon Bank, N.A.; and Union Bank of California, N.A.. Approximately $44 million was used to pay off existing debt, and the balance of the facility, approximately $66 million, is available to finance future acquisitions.

Saga Communications, Inc. is a broadcasting company which, upon closing a pending acquisition of four radio stations serving the Springfield, Illinois market, will own and operate 32 radio stations and a television station, serving 11 markets throughout the midwest, New England, and along the eastern seaboard.